THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS NOTE, THE PAYEE'S ROYALTY RIGHTS (AS DEFINED BELOW) NOR ANY INTEREST HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE AND THE PAYEE'S ROYALTY RIGHTS MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                             CELERITY SYSTEMS, INC.

                               7% PROMISSORY NOTE
                           [Initial Term of One Year]

_______________, 1998                                          $______________
Knoxville, Tennessee

      FOR VALUE RECEIVED, Celerity Systems, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the payee identified below or its registered assigns (the "Payee"), the principal sum of ______________________ Dollars ($_______________). The outstanding principal sum shall bear interest at the rate of seven percent (7%) per annum (compounded annually, if this Note is extended, as provided below) from the date hereof until paid in full. Principal and accrued interest shall be due and payable, in full, on the first anniversary of the date of this Note, unless extended as provided below. All payments of principal and interest shall be paid to the Payee, at the address for the Payee as set forth below or at such other address as the Payee shall designate by written notice to the Company. The Company may, at its option, prepay all or any part of the principal of this Note without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

      If the Note is not theretofore prepaid in full, the Payee shall have the right to extend the date required for payment of the principal of, and accrued interest on, this Note for up to two additional one year periods. If the Payee elects to so extend this Note, it shall give written notice to that effect to the Company at least 30 days prior to the first anniversary of the date of this Note, and in such written notice the Payee shall state whether it is electing to extend the Note for one year or two years. If the Payee initially elects to extend the Note for one year, it may subsequently elect, by written notice to the Company given at least 30 days prior to the second anniversary of the date of this Note, to thereafter extend the Note for the second one year period. Extension of the date required for payment of the Note will not affect the Company's right to prepay the Note prior to or following such extension; however; such extension will affect certain rights of the Payee to receive royalty payments from the Company, as described in the Royalty Agreement entered into on the date hereof between the Company and the Payee, a copy of which is attached hereto as Exhibit 1 (the "Royalty Agreement"). The Payee's rights and obligations under the Royalty Agreement are sometimes herein referred to as the "Royalty Rights." As a condition to the issuance by the Company of this Note, the Payee has executed and delivered to the Company a Subscription Agreement (the "Subscription Agreement"). This Note, the Royalty Agreement and the Subscription Agreement collectively constitute the entire agreement between the Company and the Payee with respect to the subject matter hereof and may be amended only by a written instrument executed by the Company and the Payee.

      Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or, if receipt is confirmed orally or in writing, by telecopy or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, as follows: Celerity Systems, Inc., Attention: President, 1400 Centerpoint Boulevard, Knoxville, Tennessee 37932, (ii) if to the Payee, at the Payee's address set forth below, or (iii) in either case, to such other address as the party shall have furnished by notice in accordance with the provisions of this paragraph. Any such notice shall be deemed given at the time of receipt thereof.

      Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a note register (the "Note Register") as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof (and as the Payee) for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the actual knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Payee or by the duly authorized attorney or representative of the Payee, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Payee thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person, unless (i) the Royalty Rights are simultaneously assigned to the transferee of this Note and (ii) such transfer is in compliance with the terms of this Note, including, without limitation, the legend set forth in the first paragraph of this Note.

      The Payee acknowledges that the Payee has been advised by the Company that this Note has not been registered under the Act, that this Note is being issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Payee in the original Payee's Subscription Agreement. The Payee acknowledges that the Payee has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Payee agrees that no sale, assignment or transfer of this Note or the Royalty Rights shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Note and, if required, the Royalty Rights, is registered under the Act and applicable state securities laws, it being understood that neither this Note nor the Royalty Rights are currently registered for sale and that the Company has no obligation or intention to so register the Notes or the Royalty Rights, or (ii) such sale, assignment, or transfer is exempt from registration under the Act and applicable state securities laws.

      This Note shall be governed by and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such State. The Company and the Payee each irrevocably consent to the jurisdiction of, and venue in, the courts of the State of Delaware, and of the federal courts located in the State of Delaware, in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

      IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered as of the day and year first above written.

ATTEST:
                                          CELERITY SYSTEMS, INC.

_______________________________           By:___________________________________
Secretary
                                          Title:________________________________


                                          PAYEE:________________________________

                                                ________________________________
                                                           Print Name

                                          ADDRESS OF PAYEE:

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________


                                       3